UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2026

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 21, 2026, Avalon GloboCare Corp., a Delaware corporation (“Avalon” or the “Company”), Nexus MergerSub Limited, a wholly owned subsidiary of Avalon organized in the British Virgin Islands (“Merger Sub”), and YOOV Group Holding Limited, a British Virgin Islands company (“YOOV”), entered into a Mutual Termination and Release Agreement (the “Termination Agreement”). The Termination Agreement terminates in its entirety, effective as of January 21, 2026, the Agreement and Plan of Merger dated March 7, 2025, by and among Avalon, Merger Sub and YOOV (the “Merger Agreement”).

Pursuant to the Termination Agreement, the parties mutually agreed that the Merger Agreement is of no further force or effect, except as expressly provided with respect to certain surviving provisions referenced in the Termination Agreement. The parties also agreed to irrevocably waive any termination fee, expense reimbursement or other payment that could have been payable in connection with the Merger Agreement, including any termination fee pursuant to Section 7.06 of the Merger Agreement, and acknowledged that no fee or expense reimbursement is payable by either party to the other.

The Termination Agreement provides for a mutual release of claims by each party (and certain related persons) with respect to any claims arising from or relating to the Merger Agreement, the proposed merger and related negotiations, subject to customary exceptions for rights created by the Termination Agreement, rights under specified surviving provisions of the Merger Agreement, and claims based on fraud or intentional misrepresentation. The Termination Agreement further includes a mutual non-disparagement covenant for a period of three years from the effective date, subject to customary exceptions for truthful testimony, required regulatory communications, and good-faith rebuttals to prior public statements made in breach of such covenant. In addition, the Termination Agreement contains customary indemnification for breach, with reciprocal caps of $500,000 on indemnifiable losses, except that claims based on fraud or intentional misrepresentation are not subject to such cap.

The Termination Agreement is governed by Delaware law and includes customary jurisdiction, venue, prevailing party fees, and miscellaneous provisions.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 22, 2026, the Company issued a press release announcing that its subsidiary, Avalon Quantum AI LLC, has filed a U.S. provisional patent application covering systems and methods for evidence-constrained, audience-adaptive generation of automated commentary videos.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Mutual Termination and Release Agreement, dated as of January 21, 2026, by and among Avalon GloboCare Corp., Nexus MergerSub Limited and YOOV Group Holding Limited.
99.1	Press release of the Company dated January 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Date: January 22, 2026	By:	/s/ Luisa Ingargiola
		Name:	Luisa Ingargiola
		Title:	Chief Financial Officer

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